UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2014

Gepco, Ltd.

(Name of small business issuer specified in its charter)

Nevada	000-53559	80-0214025
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

9025 Carlton Hills Blvd Ste. B

Santee, CA 92071

(Address of principal executive offices)

909-708-4303

(Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c )

Item 5.02 Resignation of Directors; Change in Compensatory Arrangements of an Officer

On August 8, 2014, Ronald Loshin, Nicholas Marlin and Larry A. Zielke resigned as directors of Gepco, Ltd. (the “Company”) and its wholly owned subsidiary, Gemvest, Ltd. For the near future, the Board shall consist of Mr. Voutsas and Ms. Malone with other directors to be appointed consistent with Company needs upon further maturation of its business.

In conjunction with such resignations, Messrs. Loshin, Marlin and Zielke returned the following amounts of shares of Company common stock previously issued to them. In addition, Trisha Malone also returned shares to the Company previously issued to her. All returned shares shall be returned to the Company’s treasury and be available for future issuance.

Name	Number of Shares Returned	Ownership Post Share Return
Ronald Loshin	5,000,000	6,000,000
Trisha Malone	4,000,000	6,265,000
Nicholas Marlin	2,500,000	500,000
Larry A. Zielke	700,000	300,000

Before such resignations, the Board authorized a grant of an additional 2,500,000 shares to Peter Voutsas, bringing his total share ownership to 40,000,000 shares.

The restructure of the Board and the outstanding shares provides the Company with sufficient authorized shares for financing purposes and for acquisitions, should opportunities present themselves in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gepco Ltd.

Dated: August 11, 2014	By:	/s/ Trisha Malone
Chief Financial Officer

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